UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

December 1, 2024 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of October 31, 2024. A calculation of the NAV per share is set forth below.

October 31, 2024 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at areswmsresources.com/investment-solutions/AREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of October 31, 2024 and September 30, 2024:

	As of
(in thousands)	October 31, 2024	September 30, 2024
Investments in residential properties	$1,921,400	$1,936,450
Investments in industrial properties	1,848,250	1,820,750
Investments in retail properties	690,600	685,650
Investments in office properties	464,050	462,500
Investments in other properties (1)	157,300	158,550
Total investment in real estate properties	5,081,600	5,063,900
Investments in real estate debt and securities	350,146	447,858
Investments in unconsolidated joint venture partnerships	271,267	272,168
DST Program Loans	126,665	124,711
Total investments	5,829,678	5,908,637
Cash and cash equivalents	105,839	21,020
Restricted cash	8,993	7,176
Other assets	71,186	64,232
Line of credit, term loans and mortgage notes	(2,160,243)	(2,176,697)
Financing obligations associated with our DST Program	(1,381,420)	(1,334,129)
Other liabilities	(104,669)	(117,860)
Accrued performance participation allocation	—	—
Accrued advisory fees	(3,512)	(3,474)
Noncontrolling interests in consolidated joint venture partnerships	(7,066)	(7,126)
Aggregate Fund NAV	$2,358,786	$2,361,779
Total Fund Interests outstanding	314,159	315,086
(1)	Includes self-storage properties.

The following table sets forth the NAV per Fund Interest as of October 31, 2024 and September 30, 2024:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of October 31, 2024
Monthly NAV	$2,358,786	$207,148	$335,440	$47,148	$446,747	$330,538	$1,973	$—	$2,591	$987,201
Fund Interests outstanding	314,159	27,589	44,676	6,280	59,501	44,023	263	—	345	131,482
NAV Per Fund Interest	$7.5083	$7.5083	$7.5083	$7.5083	$7.5083	$7.5083	$7.5083	$—	$7.5083	$7.5083
As of September 30, 2024
Monthly NAV	$2,361,779	$208,179	$336,999	$47,501	$447,631	$332,287	$1,797	$—	$147	$987,238
Fund Interests outstanding	315,086	27,773	44,959	6,337	59,718	44,331	240	—	20	131,708
NAV Per Fund Interest	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$—	$7.4957	$7.4957

NAV per Fund Interest is not presented for Class D-PR shares as of September 30, 2024 and October 31, 2024 because we had no Class D-PR shares outstanding as of such dates.

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that (i) we currently owe and (ii) we estimate we may pay in future periods for the Fund Interests. As of October 31, 2024, we estimated approximately $66.1 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of October 31, 2024, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other	Weighted-Average Basis
Exit capitalization rate	5.3%	5.8%	6.4%	7.2%	5.7%	5.8%
Discount rate / internal rate of return	7.0%	7.4%	7.3%	8.7%	7.7%	7.4%
Average holding period (years)	10.0	10.0	10.0	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.1%	3.0%	2.3%	2.5%	2.8%	2.9%
	0.25% increase	(2.8)%	(2.8)%	(2.2)%	(2.4)%	(2.6)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.0%	1.9%	2.0%	1.9%	2.0%
	0.25% increase	(1.9)%	(2.0)%	(1.8)%	(2.0)%	(1.9)%	(1.9)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03333 per share for the month of October 2024. These distributions were paid to all stockholders of record as of the close of business on October 31, 2024, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of October 31, 2024, our consolidated investments include 108 real estate properties totaling approximately 21.2 million square feet located in 33 markets throughout the U.S., which were 93.8% leased.

As of October 31, 2024, our leverage ratio was 35.9% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures).

Quarter-to-date through October 31, 2024, we raised gross proceeds of approximately $51.5 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $1.8 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October, which were redeemed in full on November 1, 2024, was $15.2 million.

Mortgage Loan Origination

On November 15, 2024, the Company’s board of directors approved a mortgage origination program (the “Origination Program”), pursuant to which its external advisor, Ares Commercial Real Estate Management LLC (the “Advisor”), has been delegated authority to cause the Company to originate and sell mortgage loans. The purpose of the Origination Program is to allow the Company to earn origination fees for originating mortgage loans. The Company’s intention is to sell such mortgage loans to another party within a short period. The principal amount of mortgage loans originated but unsold under the Origination Program may not at any time (individually or in the aggregate) exceed $200 million. The Origination Program contains specific guidelines regarding the terms of mortgages originated under the program and the characteristics of the underlying properties. The property underlying the mortgage loan must be in the top 75 metropolitan statistical areas by resident population and in one of the following sectors: residential, industrial, data centers, self-storage, office, retail and certain other sectors, including parking, senior living/healthcare and hospitality. The Company may use existing lines of credit and repurchase facilities to finance the loan originations. The loans must be fully secured and not exceed 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. A mortgage origination that does not satisfy the specific guidelines will require a separate approval of the Company’s board of directors.

When sold, a portion of the origination fees earned may be passed onto the subsequent purchaser of the loan. The value of the loan must be revalued by an independent expert prior to the sale, and the sale price may not be less than such valuation (unless the Company makes up for such difference through origination fees retained). On these terms, loans may be sold to affiliates of the Advisor, including Ares-managed funds or investment programs, provided each party is responsible for their own expenses and there are no transaction, management or other fees paid by the Company (apart from fees and expenses it pays pursuant to the advisory agreement with the Advisor). The Company may have a direct or indirect interest in an Ares-managed fund or investment program that acquires such loans. The Origination Program authorizes the Advisor to approve co-lending arrangements for mortgage loans originated under the program, including with affiliates of the Advisor, pursuant to which the Company may originate a portion of a larger mortgage loan, provided that (a) the rights of and economics to the Company are no worse than those of the co-lenders and (b) the Company is the administrator of the co-lending arrangement with unilateral rights to take all actions, and to exercise all remedies, permitted to be taken by the lender(s) under the loan documents, including, without limitation, the right to commence and control foreclosure proceedings in the event of a loan default. The maximum principal amount under the program described above shall only apply to the Company’s portion of any such co-lending arrangement. Each co-lender must be responsible for their own expenses and there may be no transaction, management or other fees paid by the Company to the other co-lenders (apart from fees and expenses it pays pursuant to the advisory agreement with the Advisor).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
November 15, 2024
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer